EXHIBIT 10.24

CONSULTING AGREEMENT

This Consulting Agreement (hereinafter referred to as the “Agreement”) is made and entered into this 1st day of February, 2005 by and among Hugh A. Johnson, Jr. (“Johnson”), an individual residing at 9 Birchwood Court, Albany, NY 12211, on the one hand, and First Albany Companies inc. (“FACI”), First Albany Capital Inc. (“FAC”) and FA Asset Management Inc. (“FAAM”), each a corporation organized and existing under the laws of the State of New York, and having a principal place of business at 677 Broadway, Albany, New York (FACI, FAC and FAAM collectively referred to as “First Albany”).

WHEREAS, Johnson is currently a Senior Vice President, Director of FACI, and Chairman and Director of FAAM and Chief Investment Officer of FAC.

WHEREAS, FACI, FAAM and Johnson Illington Advisors, LLC (“Johnson Illington”) have entered into an Asset Purchase Agreement (“APA”) providing for the sale of certain of the business of FAAM (the “Sale”);

WHEREAS, the closing of the Sale will take place concurrently with the effective date of this Agreement on (the “Closing”); and

WHEREAS, the parties hereto wish to set forth the terms and conditions of (i) Johnson’s separation from active employment with First Albany and (ii) the engagement of Johnson by FACI to perform certain consulting services as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

I.

II.

Employment with First Albany.

A.

Upon the Closing, Johnson will resign his current positions with First Albany.

B.

During the “Consulting Period”, as defined below, Johnson shall be considered an inactive employee of FACI for purposes of FACI’s Long-Term Incentive Plans.  In addition, Johnson will be considered an inactive employee for the first year of the Consulting Period for purposes of the  employee health benefit plans.

C.

The parties understand and acknowledge that, effective upon the Closing, Johnson shall become an employee of Johnson Illington, subject to the terms and conditions of Johnson’s employment agreement with Johnson Illington.

III.

Consulting Arrangement.

A.

Subject to and effective on the Closing, Johnson shall be engaged by FACI as a consultant for a period of three (3) years from the Closing (the “Consulting Period”).  Pursuant to such engagement, Johnson will act as Investment Strategist and will provide macro-economic analysis as reasonably requested from time to time, and such additional services as FACI and Johnson may agree (the “Consulting Services”) from time to time.  For the Consulting Period, John will not act as spokesman for any competitor of FACI other than Johnson Illington or any of its affiliates, successors or assigns.

B.

Subject to and conditional upon Johnson’s compliance with the terms and conditions contained in this Agreement, First Albany agrees to pay Johnson a consulting fee of $250,000 per year (the “Consulting Fee”) during the Consulting Period.  The Consulting Fee will be paid to Johnson on a bi-monthly basis.

C.

FACI agrees to provide Johnson an office for the Consulting Period.  FACI shall also provide the equipment necessary to perform the Consulting Services for the first year of the Consulting Period.  FACI will also reimburse Johnson for reasonable travel expenses in connection with requested Consulting Services.

D.

FACI agrees to provide Johnson subscriptions to various services in connection with the performance of the Consulting Services for the first year of the Consulting Period; provided however that expenses for such services shall not exceed $15,000.

E.

Johnson agrees to perform the Consulting Services described herein using that degree of care and skill ordinarily exercised, under similar circumstances by members of the profession.  Johnson shall perform the Consulting Services consistent with rules and regulations of the Securities and Exchange Commission, self-regulatory authorities, as well as applicable provisions of federal, state and local laws.  In addition, notwithstanding anything to the contrary contained herein, Johnson shall not engage in any activity during the Consulting Period that would be inconsistent with his employment with Johnson Illington.

IV.

Miscellaneous.

In the event of litigation relating to this agreement, if a court of competent jurisdiction determines that either party has breached this agreement, such party shall be liable for and pay to the other party on demand the legal fees and expenses incurred by the other party in connection with such litigation, including any appeal therefrom.

_/S/ HUGH A. JOHNSON, JR.

Hugh A. Johnson, Jr.

FIRST ALBANY COMPANIES INC.

By:

/S/ALAN GOLDBERG

FIRST ALBANY CAPITAL INC.

By:

/S/ALAN GOLDBERG

FA ASSET MANAGEMENT INC.

By:

/S/ALAN GOLDBERG

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